EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in Rio Tinto plc's Registration Statement Nos. 33-46865, 333-7328 and 333-08270 on Form S-8 of our report dated July 6, 2007, relating to the financial statements of the Kennecott Corporation Savings Plan for Hourly Employees as of December 31, 2006 and 2005 and for the year ended December 31, 2006, which appears in this Form 11-K.


/s/ Tanner LC

Salt Lake City, Utah
July 6, 2007




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